UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2016

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2016, the Federal Home Loan Bank of New York ("FHLBNY") entered into an Employee Change in Control Agreement ("CIC Agreement") with each of FHLBNY Named Executive Officers (as such phrase is defined in U.S. securities laws) José R. González (President and Chief Executive Officer), Kevin M. Neylan (Senior Vice President, Chief Financial Officer), John F. Edelen (Senior Vice President, Chief Risk Officer), G. Robert Fusco (Senior Vice President, CIO and Head of Enterprise Services) and Paul B. Héroux (Senior Vice President, Chief Banking Operations Officer), which, as more fully described below, would provide the executive with certain severance payments and benefits in the event his employment is terminated in connection with a "change in control" of FHLBNY. On December 10, 2015, the Federal Housing Finance Agency indicated to FHLBNY that it would have no objection to the FHLBNY entering into agreements containing the severance payment provisions that are included in the CIC Agreements. Certain other senior officers also have entered into CIC Agreements with the FHLBNY.

The CIC Agreements are effective commencing December 1, 2015 for three (3) years from the date the CIC Agreement is executed. Under the terms of the CIC Agreement, if the executive’s employment with FHLBNY is terminated by FHLBNY without "cause" or by the executive for "good reason" (as such terms are defined in the CIC Agreement) during the period beginning on the earliest of twelve (12) months prior to the execution by FHLBNY of a definitive agreement regarding a Change in Control, or if a Change in Control is mandated by federal statute, rule or directive or by a plan to liquidate or dissolve the FHLBNY, and ending, in all cases, twenty-four (24) months following the effective date of the Change in Control, the executive becomes entitled to certain severance payments and benefits.

The payments and benefits include: (i) an amount equal to the product of the executive’s average gross base salary for the three years prior to his employment termination date (with any partial years being annualized), multiplied by 2.99 for Mr. González, and 1.5 for Messrs. Neylan, Edelen, Fusco and Héroux; (ii) an amount equal to the product of the executive’s full target incentive payout estimate, or the actual amount of the payment to the executive under the FHLBNY’s Incentive Compensation Plan, if lower, in either case, in respect of the year prior to the year of the employment termination date, multiplied by 2.99 for Mr. González, and 1.5 for Messrs. Neylan, Edelen, Fusco and Héroux; (iii) an amount equal to the cost of health, dental and vision care benefits that FHLBNY actually incurred by FHLBNY on behalf of the Executive and his dependents, if any, during the twelve (12) months prior to the executive’s employment termination date; (iv) $15,000, which the executive may put toward out-placement services; (v) $15,000, which the executive may put toward accounting, actuarial, financial, legal or tax services; and (vi) additional age and service credits under the FHLBNY non-qualified Benefit Equalization Plan ("BEP") of three (3) years for Mr. González and one and one-half (1.5) years for Messrs. Neylan, Edelen, Fusco and Héroux.

The payments described above are payable in a lump sum within sixty (60) days following the executive’s employment termination date, with the benefits under the BEP being distributed in accordance with the terms of the BEP. All payments and benefits are conditioned on the executive having delivered an irrevocable general release of claims against FHLBNY before payment occurs. In addition, all payments and benefits remain subject to FHLBNY’s compliance with any applicable statutory and regulatory requirements relating to the payment of amounts under the CIC Agreements and in the event that a governmental authority or a court with competent jurisdiction directs that any portion or all of the payments may not be paid to the executive, the executive shall not be eligible to receive, or shall return, such payments.

A copy of a form of the CIC Agreement will be included in the FHLBNY’s next regularly scheduled filing with the SEC, which will be the FHLBNY’s Annual Report on Form 10-K for the year 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

January 21, 2016	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer